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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                           SCHEDULE 14A INFORMATION
  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934

 Filed by the Registrant[X]
 Filed by a Party other than the Registrant [_]

 Check the appropriate box:               [_]Confidential, For Use of the
 [_]Preliminary Proxy Statement              Commission Only (as permitted by
 [X]Definitive Proxy Statement               Rule 14a-6(e)(2))
 [_]Definitive Additional Materials
 [_]Soliciting]Material Pursuant to
    Rule 14a-11(c) or Rule 14a-12

                              CAIS INTERNET, INC.

                 ____________________________________________
               (Name of Registrant as Specified In Its Charter)

                 ____________________________________________
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

 Payment of Filing Fee (Check the appropriate box):

 [X]No fee required.
 [_]Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

   1) Title of each class of securities to which transaction applies:
    ------------------------------------------------------------------------

   2) Aggregate number of securities to which transaction applies:
    ------------------------------------------------------------------------

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
    ------------------------------------------------------------------------

   4) Proposed maximum aggregate value of transaction:
    ------------------------------------------------------------------------

   5) Total fee paid:
    ------------------------------------------------------------------------

 [_]Fee paid previously with preliminary materials:

 [_]Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   1) Amount previously paid: ________________________________________________

   2) Form, Schedule or Registration Statement No. ___________________________

   3) Filing Party: __________________________________________________________

   4) Date Filed: ____________________________________________________________

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

                              CAIS INTERNET, INC.
                            1255 22nd Street, N.W.
                            Washington, D.C. 20037

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 19, 2000

                               ----------------

To the Stockholders of CAIS Internet, Inc.:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CAIS Internet, Inc. (the "Company") will be held at the Washington Marriott Hotel, 1221 22nd Street, N.W., Washington, D.C., on June 19, 2000, at 9:00 a.m., local time, to consider and act upon the following matters:

    1. To elect eight directors to serve terms expiring in 2001, 2002 and 2003 or until their respective successors are duly elected and qualified;

    2. To approve amendments to the Company's Amended and Restated 1998 Equity Incentive Plan ("the Plan") which (i) increase to 5,000,000 the number of shares reserved for issuance under the Plan, subject to adjustments reflecting changes in the Company's capitalization, and (ii) limit to 300,000 per person per year the number of shares of common stock for which grants may be awarded under the Plan, and to ratify and approve the Plan as so amended;

    3. To ratify the selection of Arthur Andersen LLP as independent public accountants of the Company for the fiscal year ending December 31, 2000; and

    4. To transact such other business as may properly come before the meeting.

  The Board has fixed the close of business on May 15, 2000 as the record date for the determination of Stockholders entitled to receive notice of and to vote at the meeting or any adjournment or postponement thereof. Shares can be voted at the meeting only if the holder is present at the meeting in person or by valid proxy.

  The officers and directors of the Company cordially invite you to attend the meeting. However, to ensure your representation at the meeting, you are urged to mark, date, sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE MEETING. ANY STOCKHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY.

                                          By Order of the Board of Directors,

                                          Michael G. Plantamura
                                          Secretary

Washington, D.C.
May 19, 2000


                                   IMPORTANT

        STOCKHOLDERS ARE EARNESTLY REQUESTED TO DATE, SIGN AND MAIL THE ENCLOSED PROXY, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. A POSTAGE PAID
                       ENVELOPE IS PROVIDED FOR MAILING.

                              CAIS INTERNET, INC.
                            1255 22nd Street, N.W.
                             Washington, DC 20037
                                (202) 715-1300

                               ----------------

                                PROXY STATEMENT

                               ----------------

  This Proxy Statement and the accompanying proxy are furnished to the holders of Common Stock, par value $.01 per share ("Common Stock"), the holders of Series C Convertible Preferred Stock, par value $.01 per share ("Series C Stock"), and the holders of Series D Convertible Participating Preferred Stock, par value $.01 per share ("Series D Stock"), of CAIS Internet, Inc. a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at the Company's Annual Meeting of Stockholders to be held at the Washington Marriott Hotel, 1221 22nd Street, N.W., Washington, D.C., on June 19, 2000, at 9:00 a.m., local time, and at any and all adjournments or postponements thereof (the "Meeting") (all holders of Common Stock and Preferred Stock entitled to vote at the Meeting are referred to herein collectively as the "Stockholders"). The enclosed Proxy is solicited by the Board.

  The purpose of the Meeting will be to consider and vote upon the following proposals (collectively, the "Proposals"):

    1. To elect eight directors to serve terms expiring in 2001, 2002 and 2003 or until their respective successors are duly elected and qualified;

    2. To approve amendments to the Company's Amended and Restated 1998 Equity Incentive Plan ("the Plan") which (i) increase to 5,000,000 the number of shares reserved for issuance under the Plan, subject to adjustments reflecting changes in the Company's capitalization, and (ii) limit to 300,000 per person per year the number of shares of Common Stock for which grants may be awarded under the Plan, and to ratify and approve the Plan as so amended;

    3. To ratify the selection of Arthur Andersen LLP as independent public accountants of the Company for the fiscal year ending December 31, 2000; and

    4. To transact such other business as may properly come before the Meeting.

  This Proxy Statement, together with the Notice of Annual Meeting of Stockholders and the accompanying proxy card, is being first mailed to Stockholders on or about May 19, 2000.

  The solicitation of proxies will initially be made by mail and may thereafter be made in person or by mail, telephone, telecopy, telegram, facsimile or other means of communication by the directors, officers and regular employees of the Company for no additional or special compensation. In addition, brokerage houses, banks, nominees, trustees, custodians and other fiduciaries will be requested by the Company to forward proxy solicitation materials for shares of Common Stock held of record by them to the beneficial owners of such shares, and such fiduciaries will, upon request, be reimbursed by the Company for their reasonable out-of-pocket expenses incurred in connection therewith. The cost of the solicitation of proxies for use at the Meeting will be borne by the Company.

Voting Rights and Procedures

  Only Stockholders of record as of the close of business on May 15, 2000 (the "Record Date") are entitled to notice of and to vote at the Meeting. As of the Record Date, there were issued and outstanding: (1) 23,001,397 shares of Common Stock; (2) 125,000 shares of Series C Stock; and (3) 7,142,857 shares of Series D Stock. Each holder of Common Stock issued and outstanding on the Record Date is entitled to one vote for each such share held on each matter to be considered at the Meeting. Each holder of Series C Stock and Series D Stock issued and outstanding on the Record Date is entitled to the number of votes equal to the number of whole shares of Common Stock into which all of their shares are then convertible. As of the Record Date, each share of Series

C Stock was convertible into 10 shares of Common Stock, and each share of Series D Stock was convertible into approximately 0.84848 of one share of Common Stock. As of the Record Date, all issued and outstanding shares of Common Stock represented a total of 23,001,397 votes. As of the Record Date, all issued and outstanding shares of Preferred Stock represented a total of 7,310,606 votes. The holders of Common Stock and Preferred Stock will vote together as a single class on each of the Proposals.

  The holders of a majority of the voting power of all issued and outstanding shares of the Company's capital stock entitled to vote, present in person or represented by proxy, shall constitute a quorum at the Meeting. Treasury shares, if any, will not be voted and are not counted in determining the number of outstanding shares for voting purposes. Abstentions will be treated as present for purposes of determining the presence of a quorum for the transaction of business at the Meeting and, accordingly, will have the same effect as votes against the Proposals. "Broker non-votes" (shares held of record by brokers or nominees which are not voted on a particular matter because the broker or nominee has not received voting instructions from the beneficial owner of such shares and does not have discretionary voting power with respect to that matter) will be counted for purposes of determining the presence of a quorum for the transaction of business at the Meeting, but will have no effect with respect to the Proposals.

  If a proxy card is properly signed and returned to the Company at or prior to the Meeting, unless subsequently properly revoked, the shares represented by that proxy card will be voted at the Meeting in accordance with the instructions specified thereon. If a proxy card is properly signed and returned to the Company at or prior to the Meeting without voting instructions, it will be voted "FOR" each of the Proposals. If any other matters are properly presented at the Meeting, the persons appointed as proxies in the proxy card will have the discretionary authority to vote or act thereon in accordance with their best judgment.

  Any Stockholder may revoke a proxy at any time before it is exercised, either by delivering to the Secretary of the Company a written notice of revocation or a properly signed proxy bearing a later date, or by attending the Meeting and voting in person. Attendance at the Meeting will not in and of itself constitute the revocation of a proxy.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

  The Board currently consists of eight directors with terms of office expiring on the date of the Meeting. The Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") and Bylaws stipulate that the Board shall be divided into three classes after the date on which the Company's Common Stock is registered pursuant to a registered, initial public offering. The Certificate of Incorporation and Bylaws require that the classes should be as nearly equal in size as possible, with each class serving staggered three-year terms of office expiring each year at the Annual Meeting of the Company's Stockholders (or until its successors have been duly elected and qualified).

  Accordingly, the terms of office of directors in Class I will expire at the 2001 Annual Meeting of the Company's Stockholders, the terms of office of directors in Class II will expire at the 2002 Annual Meeting of the Company's Stockholders, and the terms of office of directors in Class III will expire at the 2003 Annual Meeting of the Company's Stockholders, or when their successors have been duly elected and qualified thereafter.

  The persons named below have been nominated for election as directors to serve the terms set forth below:

  Class I Directors--Terms Expiring in 2001

  Richard F. Levin
  Vernon L. Fotheringham

  Class II Directors--Terms Expiring in 2002

  Ulysses G. Auger, Sr.
  R. Theodore Ammon
  James H. Greene, Jr.

  Class III Directors--Terms Expiring in 2003

  Ulysses G. Auger, II
  William M. Caldwell, IV
  Alexander Navab, Jr.

  All of the nominees are presently, and were as of the date of this Proxy Statement, directors of the Company, whose terms will expire at the Meeting. Each nominee has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the Meeting, the proxies will be voted for any nominee who may be designated by the present Board to fill the vacancy. The business experience and other information respecting each nominee is set forth in "Business Experience of the Directors and Executive Officers" below.

  Pursuant to the terms of a Stockholders Agreement dated December 20, 1999 (the "CII Stockholders Agreement") between the Company and CII Ventures LLC ("CII Ventures"), a limited liability company affiliated with Kohlberg Kravis Roberts & Co. L.P. ("KKR"), the Board was expanded from six persons to eight persons, and CII Ventures was granted the right to nominate two members of the Board ("Investor Directors"). If CII Ventures exercises an option to purchase shares of the Company's Series E Convertible Participating Preferred Stock, par value $0.1 per share ("Series E Stock"), the Board will be increased to nine persons and CII Ventures will have the right to nominate a third Investor Director. As of the date of this Proxy Statement, CII Ventures has not exercised the option and no shares of Series E Stock have been issued. Messrs. James H. Greene, Jr. and Alexander Navab, Jr., principals of KKR and/or its affiliates, have been designated to serve as Investor Directors. The terms of the Stockholders Agreement further provide that, in addition to any other Board or Stockholder action that may be required, the written consent of at least one Investor Director will be required to take certain corporate governance actions with respect to the Company, its securities, certain transactions, or certain changes to the Company's Certificate of Incorporation or Bylaws. CII Venture's right to designate nominees as Investor Directors and to require the consent of at least one Investor Director to certain of the Company's activities is dependent on CII Ventures' continuing to own specified percentages of the Company's Common Stock. Under a Voting Agreement dated as of December 20, 1999 (the "Voting Agreement"), among CII Ventures and certain holders of the Company's Common Stock, including Ulysses G. Auger, Sr., a director of the Company, Ulysses G. Auger, II, Chairman of the Board, Chief Executive Officer and a director of the Company, William M. Caldwell, IV, President, Chief Operating Officer and a director of the Company and Chancery Lane, L.P., a limited partnership affiliated with R. Theodore Ammon, a director of the Company (collectively the "Holders"), each of the Holders has agreed to vote all of their shares of the Company's voting securities to cause each of the Investor Directors to be elected to the Board. As of the Record Date, the Holders beneficially owned a total of 12,456,858 shares of Common Stock which may be voted at the Meeting.

  Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR each of the nominees named above. In the event that additional persons are nominated for election as directors other than by the Board, the proxy holders intend to vote all proxies received by them for the nominees listed above and any additional nominee(s) of the Board as described above. Proxies will not be voted for a greater number of persons than the number of nominees named above. The candidates receiving the highest number of affirmative votes of the shares represented and voting on this particular matter at the Meeting will be elected directors of the Company, to serve the terms set forth above or until their successors have been duly elected and qualified.

  THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE RESPECTIVE NOMINEES AS CLASS I, CLASS II OR CLASS III DIRECTORS, AS DESCRIBED ABOVE.

                         BOARD MEETINGS AND COMMITTEES

  The Board held 35 meetings during 1999, including action by unanimous written consent on 33 occasions. The Board has an Audit Committee and a Compensation Committee. Each of the current directors attended (i) all meetings of the Board and (ii) all meetings held by committees on which he served during fiscal 1999. The CII Stockholders Agreement provides that at least one Investor Director shall be a member of the Audit Committee and Compensation Committee.

  The Audit Committee currently consists of three directors, Messrs. Levin, Navab and Ammon. The Audit Committee's duties include reviewing internal financial information, monitoring cash flow, budget variances and credit arrangements, reviewing the audit program of the Company, reviewing with the Company's independent accountants the results of all audits upon their completion, annually selecting and recommending independent accountants, overseeing the quarterly unaudited reporting process and taking such other action as may be necessary to assure the adequacy and integrity of all financial information distributed by the Company. The Audit Committee held four meetings during fiscal 1999.

  The Compensation Committee currently consists of four directors, Messrs. Levin, Fotheringham, Ammon and Greene, none of whom is an employee of the Company. The Compensation Committee has the exclusive authority to administer the Company's Amended and Restated 1998 Equity Incentive Plan. In addition, the Compensation Committee is responsible for providing recommendations to the Board concerning compensation levels for the Company's senior executive officers and working with senior executive officers on benefit and compensation programs for Company employees, including matters related to participation in profit sharing, bonus plans and stock option plans and preparing reports to the extent necessary to comply with applicable disclosure requirements established by the Securities and Exchange Commission ("SEC") or other regulatory bodies. The Compensation Committee held four meetings during 1999.

                            DIRECTORS' COMPENSATION

  Non-employee Board members were reimbursed for their reasonable expenses incurred in connection with attending Board meetings in 1999. Non-employee Board members received no additional compensation for attending Board meetings, or otherwise in connection with the performance of their duties in 1999. Non-employee Board members are eligible to receive option grants under the Company's Amended and Restated 1998 Equity Incentive Plan, however, no such options were granted to non-employee Board members in 1999. The Company anticipates no increase in such directors' compensation during fiscal 2000.

                                 PROPOSAL TWO

                         AMENDMENT AND APPROVAL OF THE
                AMENDED AND RESTATED 1998 EQUITY INCENTIVE PLAN

  The Board and the Compensation Committee have amended the Amended and Restated 1998 Equity Incentive Plan (the "Plan"), subject to Stockholder approval, (i) to increase to 5,000,000 the maximum number of shares reserved for issuance under the Plan, subject to adjustments reflecting changes in the Company's capitalization, and (ii) to limit to 300,000 per person per year the number of shares of Common Stock for which grants may be awarded under the Plan. A copy of the Plan, as amended, is attached as Appendix A to this Proxy Statement. Amendment of the Plan requires the approval of the Company's Stockholders pursuant to the terms of the Plan. In addition, Stockholders are asked to approve the Plan, as amended, to ensure compliance with Sections 162(m) and 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The key terms of the Plan and the amendments are summarized below.

Summary and Purpose of the Plan

  The Plan was first adopted by the Board on March 24, 1998, and was amended and approved by the Board and Stockholders as of February 12, 1999. The Plan provides for the grant to officers, key employees and directors of the Company and its subsidiaries of both "incentive stock options" within the meaning of Code Section 422, stock options that are nonqualified for federal income tax purposes, stock appreciation rights ("SAR's") with respect to the Company's Common Stock, and restricted shares of the Company's Common Stock (generally, "Awards"). The purpose of the Plan is to attract and retain key employees and consultants of the Company and certain of its affiliates, to provide an incentive for them to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company by granting Awards with respect to the Company's Common Stock. This summary of the Plan is qualified in its entirety by the terms of the Plan, as amended, a copy of which is attached as Appendix A to this Proxy Statement. Capitalized terms used and not otherwise defined in this portion of this Proxy Statement have the respective meanings ascribed to such terms in the Plan.

Administration

  The Plan is administered by the Compensation Committee of the Board. The Compensation Committee determines, among other things, which officers, employees and directors will receive Awards under the plan, the time when Awards will be granted, the type of option (incentive stock options, nonqualified stock options, or both) to be granted, the number of shares subject to each option, the time or times when the options will become exercisable, and, subject to the conditions discussed below, the option price and duration. The Compensation Committee has the authority to adopt, alter and repeal administrative rules, guidelines and practices governing the operation of the Plan, and to interpret the provisions of the Plan, and may delegate certain of its responsibilities to one or more executive officers of the Company, subject to certain limitations.

Stock Options

  The term of options granted under the Plan is ten years, provided, however, that incentive stock options granted to any person who owns more than 10% of the Company's outstanding Common Stock at the time of such grant, shall terminate five years from the date of each grant. The Compensation Committee determines the effect on an Award of the disability, death, retirement or other termination of employment of a Participant and the extent to which the Participant's legal representative or Designated Beneficiary may receive payment of an Award or exercise rights thereunder.

  The exercise price of incentive and nonqualified stock options will be determined by the Compensation Committee, but may not be less than the fair market value of the Common Stock on the date of grant and the term of any such option may not exceed ten years from the date of grant. With respect to any stock option plan participant who owns stock representing more than 10% of the voting power of all classes of the outstanding capital stock of the Company or of its subsidiaries, the exercise price of any incentive stock option granted may not be less than 110% of the fair market value of the shares on the date of grant and the term of the option may not exceed five years from the date of grant. Payment of the option price may be made in cash or, with the approval of the Compensation Committee, in shares of Common Stock having a fair market value in the aggregate equal to the option price. Options granted pursuant to the Plan are not transferable, except by will or the laws of descent and distribution. During an optionee's lifetime, the option is exercisable only by the optionee.

Grants Under the Plan

  As of the Record Date, options to purchase 3,040,162 shares of the Company's Common Stock had been granted under the Plan, and options to purchase 2,077,120 shares remained outstanding under the Plan. As of the Record Date, options to purchase 3,049,495 shares had been granted outside of the Plan, of which options to purchase 3,031,495 shares remained outstanding. The Company filed with the SEC two registration statements on Form S-8 covering a total of 6,549,495 shares of Common Stock underlying the options granted under the Plan and other compensatory plans and arrangements. These registration statements became effective upon their filing with the SEC.

Eligibility

  All employees and consultants of the Company or certain of its affiliates, except for consultants residing in any state in which an exemption from registration under such state's securities laws would not be available for the Plan, capable of contributing significantly to the successful performance of the Company, other than a person who has irrevocably elected not to be eligible, are eligible to be Participants in the Plan. Incentive stock options may be granted only to persons eligible to receive such options under the Code.

Change in Control

  The Compensation Committee may take one or more of the following actions with respect to an Award under the Plan, in the event of a change in control of the Company (as defined by the Compensation Committee): (i) provide for the acceleration of any time period relating to the exercise or payment of the Award, (ii) provide for payment of cash or other property with a Fair Market Value equal to the amount that the recipient of an Award ("Recipient") would have been received upon the exercise or payment of the Award at the time of the change in control, (iii) adjust the terms of the Award in a manner determined by the Compensation Committee to reflect the change in control,
(iv) cause the Award to be assumed, or new rights substituted therefor, by another entity or (v) make such other provision as the Compensation Committee may consider equitable to the Recipient and in the best interests of the Company.

Amendment and Termination

  The Board generally may amend, suspend or modify the Plan without the consent of the Company's Stockholders or Recipients, provided such action does not adversely affect options previously granted without the consent of the holders thereof. However, the approval of the holders of a majority of the shares represented and voting at a meeting of the Company's Stockholders is required to increase the total number of shares of Common Stock which may be purchased pursuant to options under the Plan, expand the class of persons eligible to receive grants of options under the Plan, decrease the minimum option price, extend the maximum term of options granted under the plan, extend the term of the Plan, or change the performance criteria on which the granting of options is based.

Certain U.S. Federal Income Tax Consequences of the Plan

  The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of the grant of an Award under the Plan and does not attempt to describe all possible federal tax consequences or any foreign, state, local or other tax consequences or tax consequences based on particular circumstances.

  A Recipient will not recognize taxable income upon the grant of the option, and no tax deduction will be available to the Company unless the option has a readily ascertainable value on the date of grant. An Award of an option or other right with respect to the Company's Common Stock that is not publicly traded ordinarily is not considered to have a readily ascertainable value on the date of grant.

  Upon exercise of an option granted pursuant to the Plan, the Recipient will recognize ordinary taxable income equal to the difference between (a) the fair market value, on the date of exercise, of the Common Stock subject to the option and (b) the exercise price. The Recipient's tax basis in the Common Stock purchased upon exercise of the option will be the sum of the exercise price and the amount of ordinary taxable income the Recipient recognized on the exercise. When the Recipient sells the Common Stock, the Recipient will recognize capital gain or loss equal to the difference between the amount realized on the sale and the tax basis of the Common Stock. The capital gain or loss will be long-term capital gain or loss if the Recipient held the Common Stock for more than one year. Otherwise the capital gain or loss will be short-term capital gain or loss. Other rules apply if an option is exercised by tendering Common Stock. Provided the Awards granted pursuant to the Plan comply with the terms of Code Section 422 or the terms of an exception under Code Section 162(m), the Company will be entitled to a tax deduction corresponding to the taxable gain realized by the Recipient described above. Code Section 162(m) generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to each of the Company's chief executive officer and four other most highly compensated executive officers; however, qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The amendments to the Plan are intended to ensure that Awards granted under the Plan qualify as "incentive stock options" under Code Section 422 and/or qualify as "performance-based compensation" for purposes of Code Section 162(m). The Compensation Committee currently intends to structure the performance-based portion of the compensation of its executive officers, including Awards pursuant to the Plan, in a manner that complies with Code Section 162(m).

Amendments

  Subject to Stockholder approval, the Board and Compensation Committee have unanimously amended the Plan (i) to increase to 5,000,000 the maximum number of shares reserved for issuance under the Plan, subject to adjustments reflecting changes in the Company's capitalization, and (ii) to limit to 300,000 per person per year the number of shares of Common Stock for which Awards may be granted under the Plan.

  The Board recommends approval of the amendments and approval of the Plan as so amended, because it believes that the Plan as so amended will enhance the Company's ability to attract, retain and motivate key employees and directors by providing them with greater proprietary interests in the Company or additional features enhancing the value of certain options issued under the Plan, which results in an incentive to improve the growth and profitability of the Company. The amendments also are intended to qualify Awards under the Plan as "performance-based compensation" for purposes of Code Section 162(m), as to which the Company may claim a tax deduction, as described above. The affirmative vote of a majority of the shares represented and voting at the Meeting is required to approve the amendments to the Plan and to approve the Plan as amended.

  Approval of Increase in Reserved Shares. The Board and Compensation Committee have amended the Plan to increase the number of shares of Common Stock issuable under the Plan to 5,000,000 from 1,500,000, subject to Stockholder approval. The Board has deemed the number of shares currently available under the Plan insufficient in light of the continued growth of operations and of the possibility of further strategic alliances or acquisitions to attract and retain key employees. The Board has determined that it is in the best interest of the Company to increase the number of shares available for issuance under the Plan in order to provide management the incentives necessary to carry out the Company's business plan. The Board is recommending that Stockholders approve this amendment, and the Plan as amended, in order to ensure that sufficient shares are available in the future to reward and motivate employees and to attract new employees, and to facilitate strategic alliances, acquisitions and consulting arrangements.

  Approval of Code Section 162(m) Amendment. The Board and Compensation Committee have amended the Plan to limit to 300,000 per person per year the number of shares of Common Stock for which Awards may be granted under the Plan. The purpose of this amendment is to qualify Awards granted under the Plan after the Meeting as "performance-based compensation" under Code Section 162(m). The Board is recommending that Stockholders approve this amendment, and the Plan as amended, to permit compensation expenses of the Company associated with Awards granted under the Plan in excess of $1 million to be deductible by the Company under the Code.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS APPROVE THE PROPOSED AMENDMENTS TO THE PLAN AND APPROVE THE AMENDED AND RESTATED 1998 EQUITY INCENTIVE PLAN, AS SO AMENDED.

                                PROPOSAL THREE

                RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

  The Board has appointed the firm of Arthur Andersen LLP independent public accountants for the Company during its fiscal year ending December 31, 2000, and is asking the Stockholders to ratify this appointment. Arthur Andersen LLP served as the Company's principal independent public accountants for fiscal 1999. The affirmative vote of a majority of the shares represented and voting at the Meeting is required to ratify the selection of Arthur Andersen LLP.

  In the event the Stockholders fail to ratify the appointment, the Board will reconsider its selection. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board believes that such a change would be in the best interests of the Company and its Stockholders.

  A representative of Arthur Andersen LLP is expected to be present at the Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS RATIFY THE SELECTION OF ARTHUR ANDERSEN LLP TO SERVE AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL 2000.

          SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

  The following table sets forth, as of the Record Date, the number and percentage of outstanding shares of Common Stock and Preferred Stock beneficially owned by (a) each person known by the Company to beneficially own more than 5% of such stock, (b) each director of the Company, (c) each of the executive officers of the Company required to be disclosed pursuant to Item 403(b) of Regulation S-K, and (d) all directors and executive officers of the Company as a group.

                                Shares of                          Shares of
  Name and Address of         Common Stock       Percent of     Preferred Stock      Percent of
    Beneficial Owner      Beneficially Owned(1) Common Stock Beneficially Owned(1) Preferred Stock
  -------------------     --------------------- ------------ --------------------- ---------------
CII Ventures LLC........       11,060,606(3)        32.5%        14,285,714(4)          99.1%
 c/o Kohlberg Kravis
 Roberts & Co. L.P.
 9 W. 57th Street
 New York, NY 10019(2)

U.S. Telesource, Inc. ..        1,750,000(6)         7.1            125,000(7)           0.9
 700 Qwest Tower
 555 Seventeenth Street
 Denver, CO 80202(5)

Ulysses G. Auger, II....        4,921,674(8)        21.3

William M. Caldwell,
 IV.....................        1,275,441(9)         5.3

Evans K. Anderson.......          175,039(10)        *

Barton R. Groh..........          101,000(11)        *

Christopher Barnes......            5,000(12)        *

Ulysses G. Auger, Sr....        4,808,704           20.9

Richard F. Levin........           15,000(13)        *

Vernon L. Fotheringham..           15,000(13)        *

R. Theodore Ammon.......        3,359,620(14)       14.2

James H. Greene, Jr.....              --             *

Alexander Navab, Jr.....           12,500            *

All directors and
 executive officers as a
 group (24 persons).....       15,469,664(15)       60.7                  --             --

-------
  * Less than 1%
 (1) For purpose of this table, the number and percent of class of shares beneficially owned are determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such information is not necessary indicative of beneficial ownership for any other purpose. Under Rule 13d-3, beneficial ownership includes any shares as to which the person has sole or shared voting power or investment power and any shares subject to options, warrants or other rights to acquire shares held by that person that are currently exercisable or exercisable within 60 days of the Record Date. In addition, such shares are deemed to be outstanding in calculating the percent of class of such person, but are not deemed to be outstanding as to any other person. Unless otherwise indicated in the footnotes, each beneficial owner has sole voting and investment power (or shares such powers with his spouse) with respect to the shares shown as beneficially owned, subject to community property laws where applicable. Unless otherwise noted, the address of each of the persons listed is c/o CAIS Internet, Inc., 1255 22nd Street, N.W., Fourth Floor, Washington, D.C. 20037.

 (2) CII Ventures is a limited liability company of which KKR 1996 Fund L.P. is the managing member. KKR 1996 GP L.L.C. is the sole general partner of KKR Associates 1996 L.P., which is the sole general partner of KKR 1996 Fund L.P. KKR 1996 GP L.L.C. is a limited liability company, the managing members of which are Messrs. Henry R. Kravis and George R. Roberts, and the other members of which are Messrs. Paul E. Raether, Michael W. Michelson, James H. Greene, Jr., Michael T. Tokarz, Edward A. Gilhuly, Perry Golkin, Scott M. Stuart and Robert I. MacDonnell. Mr. Greene is a director of the Company. Each of the individuals who are the members of KKR 1996 GP L.L.C. may be deemed to share beneficial ownership of any shares beneficially owned KKR 1996 GP L.L.C. Each of such individuals disclaims beneficial ownership. Mr. Alexander Navab, Jr., is also an executive of KKR and a limited partner of KKR Associates 1996 L.P. Mr. Navab disclaims that he is the beneficial owner of securities in which he has no economic interest. KKR Partners II, L.P. owns less than a 4% membership interest in CII Ventures.
 (3) Comprises (i) 6,060,606 shares of Common Stock issuable upon conversion of shares of Series D Stock (based on a conversion ratio of approximately
     0.8484 of one share of Common Stock for each issued and outstanding share of Series D Stock), and (ii) 5,000,000 shares of Common Stock issuable upon conversion of shares of Series E Stock (based on a conversion ratio of approximately 0.7 of one share of Common Stock for each issued and outstanding share of Series E Stock). The Series E Stock is issuable to CII Ventures upon its exercise of an option granted by the Company on December 20, 1999. As of the Record Date, no shares of Series E Stock have been issued.
 (4) Comprises 7,142,857 shares of Series D Stock and 7,142,857 shares of Series E Stock.
 (5) Information based upon Schedule 13D filed by U.S. Telesource, Inc. ("USTI"), Qwest Communications Corporation ("Qwest Communications"), Qwest Corporation ("Qwest"), Qwest Communications International Inc. ("QCI"), Anshutz Company ("Antshutz Company") and Philip F. Anshutz ("Anshutz"). USTI is a Delaware corporation and a direct wholly owned subsidiary of Qwest Communications. Qwest Communications is a Delaware corporation and a direct wholly owned subsidiary of Qwest. Qwest is a Colorado corporation and is a direct wholly owned subsidiary of QCI. QCI is a publicly traded Delaware corporation. Anshutz Company is a Delaware corporation and the beneficial owner of approximately 39% of the outstanding shares of QCI. Anshutz is the beneficial owner of 100% of the capital stock of Anshutz Company. USTI's, Qwest Communication's, Qwest's, QCI's, Anshutz Company's and Anshutz's principal and business address is 555 17th Street, Denver, Colorado 80202.
 (6) Includes 1,250,000 shares of Common Stock issuable upon conversion of 125,000 shares of Series C Stock owned by USTI and 500,000 shares of Common Stock issuable upon exercise of a warrant owned by USTI.
 (7) Comprises 125,000 shares of Series C Stock.
 (8) Includes 97,460 shares of Common Stock held in family trusts.
 (9) Comprises 1,275,441 shares of Common Stock that may be acquired by Mr. Caldwell upon the exercise of options exercisable within 60 days of the Record Date.
(10) Comprises 175,039 shares of Common Stock that may be acquired by Mr. Anderson upon the exercise of options exercisable within 60 days of the Record Date.
(11) Comprises 101,000 shares of Common Stock that may be acquired by Mr. Groh upon the exercise of options exercisable within 60 days of the Record Date.
(12) Comprises 5,000 shares of Common Stock that may be acquired by Mr. Barnes upon the exercise of options exercisable within 60 days of the Record Date.
(13) Comprises, in each case, 15,000 shares of Common Stock that may be acquired upon the exercise of options exercisable within 60 days of the Record Date.
(14) Includes 633,140 shares of Common Stock that may be acquired by Mr. Ammon upon the exercise of warrants exercisable within 60 days of the Record Date.
(15) Includes 2,504,878 shares of Common Stock that may be acquired by the group upon the exercise of options and warrants exercisable within 60 days of the Record Date.

          BUSINESS EXPERIENCE OF THE DIRECTORS AND EXECUTIVE OFFICERS

  The directors and executive officers of the Company, their ages as of the Record Date, and summaries of their respective business experiences are set forth below:

            Name             Age                    Position
            ----             ---                    --------
 Ulysses G. Auger, II.......  47 Chairman of the Board and Chief Executive
                                 Officer
 William M. Caldwell, IV....  52 President and Director
 Evans K. Anderson..........  52 Executive Vice President of Sales and
                                 Marketing
 Gary H. Rabin..............  34 Executive Vice President of Finance and
                                 Strategic Planning
 Kevin Brand................  41 Executive Vice President of Operations
 W. Stephen Nye.............  44 Executive Vice President of CAIS Internet and
                                 President of CAIS Software Solutions, Inc.
 Stephen D. Price...........  28 Vice President of Business Development
 Thomas Caldwell............  40 Vice President of Engineering and Design of
                                 CAIS Software Solutions, Inc.
 Peter Van Horne............  43 Vice President of Software Development of CAIS
                                 Software Solutions, Inc.
 Barton R. Groh.............  47 Vice President, Chief Financial Officer and
                                 Treasurer
 Michael G. Plantamura......  44 Vice President, General Counsel and Secretary
 Duncan M. Fitchet, Jr......  45 Vice President of Carrier Channel Development
 Tara Pierson Dunning.......  36 Senior Vice President of Product and Account
                                 Management of CAIS, Inc.
 Durand Achee...............  48 Vice President of Content and Broadcast
                                 Networks of CAIS, Inc.
 Kim Kao....................  37 Vice President, Business Anywhere
 Frank R. Kent, III.........  47 Vice President of Human Resources of CAIS,
                                 Inc.
 Stephen R. Roberts.........  40 Senior Vice President, Internet Access Sales
 Ulysses G. Auger, Sr.......  78 Director
 Richard F. Levin(1)(2).....  47 Director
 Vernon L. Fotheringham(1)..  51 Director
 R. Theodore Ammon(1)(2)....  50 Director
 James H. Greene, Jr.(1)....  49 Director
 Alexander Navab Jr.(2).....  34 Director

--------
(1) Member of the Compensation Committee
(2) Member of the Audit Committee

  Ulysses G. Auger, II has served as the Chairman of the Board and Chief Executive Officer of CAIS Internet since January 1998. Mr. Auger has an extensive background in the telecommunications industry, and is a three-term member of the Board of Directors of Comptel, a telecommunications industry trade association with approximately 225 member companies. Until February 1999, Mr. Auger chaired Comptel's IP Committee, which was formed to address Internet issues affecting the telecommunications industry. In 1987, Mr. Auger founded Cleartel Communications, Inc. and has served as a director since July 1987. Mr. Auger also served as President of Cleartel from August 1987 to June 1988, and then again from June 1990 to February 1999. In addition, Mr. Auger has served as President and a Board Member of CAIS, Inc. since May 1996, and assumed the roles of Chairman of the Board and Chief Executive Officer of CAIS, Inc. in January 1998. Mr. Auger is the son of Ulysses G. Auger, Sr., a director of CAIS Internet.

  William M. Caldwell, IV has served as a member of the Board of CAIS Internet since January 1998 and of CAIS, Inc. since May 1996, as CAIS Internet's Vice Chairman from January 1998 to February 1999 and as CAIS Internet's and CAIS, Inc.'s President since February 1999. Mr. Caldwell also served as the Vice Chairman of CAIS, Inc. and Cleartel Communications, Inc. from September 1997 to February 1999. Since June 1995, Mr. Caldwell also has served as a member of the Board of Cleartel. Mr. Caldwell has an extensive background in the areas of marketing, financial management, investment banking and general corporate management. Prior to joining CAIS, Inc. and Cleartel, from 1993 to August 1997, Mr. Caldwell served as President of Digital Satellite Broadcasting Corporation. Prior to 1993, Mr. Caldwell founded The Union Jack Group, an investment banking advisory firm, and served as a Vice President in Corporate Finance at Kidder Peabody. In addition, Mr. Caldwell also has served as both President and Chief Financial Officer of Van Vorst Industries, an international home furnishing manufacturer; as Vice President of Marketing for Flying Tiger Line, Inc., one of the world's largest all-cargo air carriers before its acquisition by Federal Express Corporation; and as a consultant with Booz Allen, Hamilton Inc. Mr. Caldwell currently sits on the Board of Directors for both Lee Pharmaceuticals and King Koil Franchising, Inc.

  Evans K. Anderson has served as the Executive Vice President of Sales and Marketing of CAIS Internet and CAIS, Inc. since February 1999. Prior to that, he served as CAIS Internet's and CAIS, Inc.'s Senior Vice President of Sales and Marketing and the General Manager of CAIS, Inc. from January 1998 to February 1999. Mr. Anderson also has served as a member of the Board of CAIS, Inc. since December 1997. In addition, from June 1998 to February 1999, Mr. Anderson served as Cleartel Communications, Inc.'s Senior Vice President of Sales and Marketing. Mr. Anderson brings 20 years of experience in the telecommunications and related industries and is currently responsible for all of CAIS Internet's and CAIS, Inc.'s sales and marketing functions and for CAIS, Inc.'s overall management, including customer service, technical support, OverVoice operations and account management. Prior to joining CAIS, Inc., from March 1996 to March 1997, Mr. Anderson served as Director of Sales for the Northeast region for Advanced Radio Telecom, a leading provider of advanced 38GHz digital wireless technology. From January 1993 to February 1996, Mr. Anderson was a principal in Vitel International, Inc., a nationwide provider of sales and distribution for Airborne Express and telecommunications products. Prior to 1993, Mr. Anderson held the position of Executive Vice President of Sales and Marketing at Oncor Communications, a communications company, where he was responsible for the sales, marketing and customer service functions. Prior to that, Mr. Anderson served as Director of Sales with Contel Texocom, a national distributor of telecommunications equipment, and held various sales and management positions with ITT U.S.T.S. and Sprint Communications Company, L.P.

  Gary H. Rabin has served as the Company's Executive Vice President of Finance and Strategic Planning since April 1999. Mr. Rabin has approximately 12 years of investment banking experience including significant capital raising, public offering and merger advisory work in the telecommunications and Internet sectors. Prior to joining CAIS Internet, he served as Managing Director, co-head and founder of the Telecommunications Group at ING Baring Furman Selz LLC from May 1997 to April 1999. From September 1994 through April 1997, Mr. Rabin was a founding member of the telecommunications investment banking group at UBS Securities LLC. From July 1989 through April 1994 he was a principal of Beale Lynch Partners LLC, a private investment banking boutique specializing in international financings and general strategic advisory services. He was also previously with The First Boston Corporation, the Sumitomo Bank Limited and Manufacturers Hanover Trust Company.

  Kevin Brand has served as the Company's Executive Vice President, Operations since November 1999. Prior to joining CAIS, Mr. Brand served with AT&T for 18 years where he lead many significant projects for the company's global IP, voice, and data objectives. Most recently, Brand lead the Global Venture Network Operations planning team with WorldNet Internet Services, spearheading the network operations transition team for the AT&T and British Telecom-Concert Operations global venture. He also charts significant product management and technical operations experience with the AT&T WorldNet service, AT&T Business Systems, AT&T Data Communications, AT&T Data Systems Group, and AT&T Bell Laboratories divisions.

  W. Stephen Nye has served as an Executive Vice President of CAIS Internet and President of CAIS Software Solutions, Inc. (formerly Atcom, Inc.) since September 1999, when Atcom became a wholly owned subsidiary of CAIS Internet, Inc. Mr. Nye has approximately 12 years of executive level experience in the software industry. Mr. Nye joined Atcom, Inc. as chief executive officer and president in January 1999. Prior to joining Atcom, Inc., Mr. Nye served with National Decision Systems. NDS merged with VNU Information Services in 1997. Prior to his time at NDS, Mr. Nye served as Senior Vice President with Computer Associates, Inc. Mr. Nye holds a bachelor's degree and an MBA from James Madison University in Virginia.

  Stephen D. Price has served as CAIS Internet's Vice President of Business Development since March 1999. Prior to joining CAIS Internet, he served as an investment banker in the Telecommunications Group of ING Baring Furman Selz LLC from September 1997 to March 1999. While at ING Baring, Mr. Price specialized in the financing and advising of Internet service providers and Internet-related communications companies. Previously, from June 1994 to September 1997, Mr. Price served as an investment banker at UBS Securities LLC, focusing primarily on telecommunications, technology and biotechnology.

  Thomas Caldwell has served as Vice President of Engineering for CAISsoft since September, 1999. Mr. Caldwell joined Atcom in 1998. Prior to joining CAISsoft, Mr. Caldwell held a key position at Microsoft Corporation, where he led product planning and development for Windows NT Network and Communications products and the Microsoft Commercial Internet System. His experience prior to Microsoft includes a leading product marketing role at Rockwell International, and senior engineering positions at Lockheed California and The University of California at Santa Barbara. Mr. Caldwell holds a master's degree in Computer Science and Engineering from The California Polytechnic State University at San Luis Obispo.

  Peter Van Horne has served as Vice President of Research and Development for CAISsoft since September 1999. Mr. Van Horne is a founder of Atcom, Inc., and served as Atcom's Chief Technical Officer from June of 1996 until September 1999, when CAIS Internet acquired Atcom. Mr. Van Horne is the principle architect of the IPORT Internet Access Server and the IPORT Public Terminal software. Prior to joining Atcom, he served as Vice president for Stellcom, Inc., a leading provider of engineering services to high technology companies.

  Barton R. Groh has served as CAIS Internet's Vice President, Chief Financial Officer and Treasurer since January 1998. Mr. Groh also has served as CAIS, Inc.'s Vice President and Chief Financial Officer since May 1996, as CAIS, Inc.'s Assistant Secretary since December 1996, and as CAIS, Inc.'s Treasurer since December 1997. Mr. Groh joined Cleartel Communications, Inc. in July 1989 as Director of Finance and Administration and served as Cleartel's Vice President and Chief Financial Officer from June 1992 to February 1999. In addition, Mr. Groh served as Cleartel's Assistant Secretary from June 1993 to February 1999 and as Cleartel's Treasurer from June 1998 to February 1999. Prior to joining Cleartel, Mr. Groh held positions as a Senior Auditor with Price Waterhouse from 1974 to 1979, as an accounting manager with Comsat Corporation from 1979 to 1987, and as Controller, Franchise Operations with Entre Computer Centers from 1987 to 1989. Mr. Groh is a Certified Public Accountant.

  Michael G. Plantamura has served as CAIS Internet's Vice President, Secretary and General Counsel since January 1998. Mr. Plantamura also has served as Vice President and General Counsel of CAIS, Inc. since September 1996, and as CAIS, Inc.'s Secretary since December 1997. From September 1996 to February 1999, Mr. Plantamura served as Vice President and General Counsel of Cleartel Communications, Inc. and as Cleartel's Secretary from June 1998 to February 1999. Mr. Plantamura is currently responsible for all of CAIS Internet's and CAIS, Inc.'s legal, regulatory, corporate, contract and litigation issues. From April 1996 to September 1996, Mr. Plantamura served as Cleartel's Director of Legal and Regulatory Affairs, and from May 1996 to September 1996, Mr. Plantamura held the same position at CAIS, Inc. From December 1986 to March 1996, Mr. Plantamura served as in-house General Counsel for WBDC-TV50, Washington, D.C. and WUNI-TV27, Worcester/Boston, MA.

  Duncan M. Fitchet, Jr. has served as CAIS Internet's Vice President of Carrier Channel Development since August 1998. Mr. Fitchet also has served as Vice President of Marketing for CAIS, Inc. since January 1997, and held the same position at Cleartel Communications, Inc. from January 1997 to February 1999. Mr. Fitchet's responsibilities include strategic planning and marketing strategies, product management, market research, product and service promotions, public relations and marketing communications activities. From May 1996 to December 1996, Mr. Fitchet served as Director of Marketing and Business Development for CAIS, Inc., and from August 1995 to December 1996, Mr. Fitchet held the same position at Cleartel. Prior to joining Cleartel, from June 1991 to August 1995, Mr. Fitchet served as Senior Group Product Manager at GTE Telephone Operations.

  Tara Pierson Dunning has served as CAIS, Inc.'s Vice President of Product and Account Management since February 2000. Previously, Ms. Dunning served as Vice President of Customer and Account Management since September 1998 and Director of Marketing for CAIS Internet from January 1998 to September 1998; Director of Marketing for CAIS, Inc. and Cleartel Communications, Inc. from October 1997 to September 1998; Director of Business Development for CAIS, Inc. and Cleartel from January 1997 to October 1997; and as Manager of Business Development for CAIS, Inc. and Cleartel from September 1996 to December 1996. Prior to joining CAIS, Inc. and Cleartel, from September 1993 to September 1996, Ms. Dunning founded and served as Vice President of Marketing for New Vision Communications.

  Durand Achee has served as CAIS, Inc.'s Vice President of Content and Broadcast Networks since April 1999. Prior to joining CAIS Internet, from October 1993 to April 1, 1999, Mr. Achee was a founder and principal of M3 Group, Inc., a pioneer in representing software developers, and content providers for the creation of interactive media and Internet content. While at M3, Mr. Achee also worked actively with companies developing e-commerce and online advertising initiatives. Prior to founding M3 Group, Mr. Achee served as Vice President of Business Development for Time Warner Interactive Group responsible for overseeing interactive media content development with third party software providers and other Time Warner divisions. Mr. Achee has an extensive publishing, advertising, and media background and was responsible for launching the in-house magazine publishing group at Walt Disney Company.

  Kim Y. Kao is Vice President and General Manager of Business Anywhere USA, Inc. Prior to the Company's acquisition of Business Anywhere USA, Inc., he was President and Chief Executive Officer of Business Anywhere, USA, Inc and Logic Micro Systems, Inc from 1991 to 1999. He has overall senior management experiences in the computer and consumer products industries. His specialty has been in new product and software development for the past 15 years. Examples include the Business Anywhere Center, Avery LabelPro Software, Armor All Tire Foam along with numerous toy products for Mattel Toys. Academic credentials include BS, MS from MIT and an MBA from UCLA Anderson School of Management. Mr. Kao is the holder of 4 patents and has a successful track record of developing and commercializing consumer products to the marketplace. Prior to co-founding Logic Micro Systems, he has held senior positions at Mattel Toys and Armor All Products.

  Frank R. Kent, III has served as CAIS Inc.'s Vice President of Human Resources since April 1999. Mr. Kent is responsible for recruiting, employee relations, training, benefits, organizational development and related areas. From May 1996 to April 1999, Mr. Kent served as CAIS, Inc.'s Director of Corporate Human Resources. Mr. Kent joined Cleartel Communications, Inc. in June 1992 as Manager of Human Resources, and served as Cleartel's Director of Corporate Human Resources from 1993 to May 1996. From September 1991 through January 1997, Mr. Kent also served as a human resources management consultant for Auger Enterprises. Prior to joining Cleartel and CAIS, Inc., Mr. Kent served as Director of Human Resources for the D.C. Housing Finance Agency.

  Stephen R. Roberts has served as Senior Vice President, Internet Access Sales for CAIS Internet since November 1999. Mr. Roberts served as the President of Cleartel Communications, Inc., a telecommunications company, from February 1999 until joining CAIS in November 1999. Mr. Roberts previously was Cleartel's Vice President of Sales and General Manager. Mr. Roberts has 16 years experience in the telecommunications industry including a variety of sales and sales management positions.

  Ulysses G. Auger, Sr. has served as a member of the Board of CAIS Internet since December 1997. Mr. Auger served as Secretary, Treasurer and a director of Cleartel Communications, Inc. from June 1993 to June 1998. From April 1996 to December 1997, Mr. Auger served as Secretary, Treasurer and a director of CAIS, Inc. Mr. Auger is a private investor and entrepreneur who founded the nationally renowned Blackie's House of Beef in 1946. Mr. Auger's financial interests include hotels, commercial real estate and Mid-Atlantic region restaurants. Mr. Auger, Sr. is the father of Ulysses G. Auger, II, the Chairman of the Board and Chief Executive Officer of CAIS Internet.

  Richard F. Levin has served as a member of the Board of CAIS Internet since December 1997. Mr. Levin also served as a member of the Board of Directors of Cleartel Communications, Inc. from June 1995 to June 1998. Mr. Levin is a partner in the Washington, D.C. law firm of Grossberg, Yochelson, Fox and Beyda, where he has practiced since 1979.

  Vernon L. Fotheringham has served as a member of the Board of CAIS Internet since January 1999. Mr. Fotheringham has served as Chairman, President and Chief Executive Officer of Nutel Corporation since August 1998. From December 1995 to August 1998, Mr. Fotheringham served as Chairman and Chief Executive Officer of Advanced Radio Telecom. Prior to that, from April 1993 to December 1995, Mr. Fotheringham served as President and Chief Executive Officer of Norcom Networks Corporation, a nationwide provider of mobile satellite services. Over the last ten years, Mr. Fotheringham has advised several businesses in the telecommunications industry, including American Mobile Satellite Corporation, ClairCom Communications and McCaw Cellular Communications, Inc.

  R. Theodore Ammon has served as a member of the Board of CAIS Internet since February 1999. Mr. Ammon has served as the Chairman of the Board of Big Flower Holdings, Inc. (and predecessors) since its inception in 1993 and was the Chief Executive Officer of Big Flower Holdings, Inc. predecessor from inception until April 1997. Mr. Ammon is also a director of Big Flower Press Holdings, Inc., a subsidiary of Big Flower Holdings, Inc. Mr. Ammon was a General Partner of Kohlberg Kravis Roberts & Co. from 1990 to 1992, and an executive of such firm prior to 1990. Mr. Ammon is also a member of the Board of Directors of Host Marriott Corporation and Chairman of the Board of Directors of 24/7 Media, Inc. In addition, Mr. Ammon serves on the Board of Directors of the New York YMCA, The Municipal Art Society of New York, Jazz@Lincoln Center and on the Board of Trustees of Bucknell University.

  James H. Greene, Jr. has served as a director of the Company since February 2000. Mr. Greene is a member of KKR & Co., LLC, the limited liability company which serves as the General Partner of KKR. From January 1, 1993 until January 1, 1996, he was a general partner of KKR. Mr. Greene also is a director of Accuride Corporation, Birch Telecom, Inc., Intermedia Communications, Inc., Owens-Illinois, Inc., Safeway Inc. and Zhone Technologies, Inc.

  Alexander Navab, Jr. has served as a director of the Company since February 2000 and has been a Director of KKR since 1998. He was an Executive at KKR from 1993 through 1998. He is also a director of Birch Telecom, Inc., Borden, Inc., Intermedia Communications, Inc., KSL Recreation Group, Inc., Regal Cinemas, World Kitchen Inc., and Zhone Technologies, Inc.

  All officers serve at the discretion of the Board.

                            EXECUTIVE COMPENSATION

  The following table sets forth certain summary information concerning compensation for services in all capacities awarded to, earned by or paid to, the Company's Chief Executive Officer and each of the four other most highly compensated executive officers, whose total cash and cash equivalent compensation exceeded $100,000, with respect to the fiscal year ended December 31, 1999. Each of the Company's officers received perquisites and other personal benefits in addition to salary and bonuses. Except as noted below, the aggregate amount of these perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of the total of the annual salary and bonus reported for any of the persons listed in this chart for 1999. For a complete discussion regarding options granted to these persons with respect to the fiscal year ended December 31, 1999, please see "--Options Granted in Fiscal Year 1999" below.

                          Summary Compensation Table

                                                                    Long-Term
                                       Annual                      Compensation
                                    Compensation                      Awards
                                  -------------------              ------------
                                                      Other Annual  Securities
                                   Salary      Bonus  Compensation  Underlying   All Other
Name and Principal Position  Year   ($)         ($)       ($)       Options(#)  Compensation
---------------------------  ---- --------    ------- ------------ ------------ ------------
Ulysses G. Auger, II....     1998 $280,140    $28,000       --           --         --
Chairman of the Board        1999  339,253     50,000       --           --         --
and Chief Executive
Officer

William M. Caldwell,         1998  237,498(1)     --        --           --         --
IV......................     1999  263,462     50,000       --           --         --
President and Director

Evans K. Anderson.......     1998  179,956        --        --       135,800        --
Executive Vice President     1999  242,309     50,000       --        20,000        --
of Sales and Marketing

Christopher Barnes......     1998   41,726        --    $49,038        7,500        --
Vice President of Sales      1999  123,064        --     83,239       12,500        --

Barton R. Groh..........     1998  121,269     10,000       --       101,000        --
Chief Financial Officer      1999  134,346     20,000       --           --

--------
(1) During 1998, Mr. Caldwell received a base salary of $176,922 for services performed in 1998 and $60,576 in deferred income for services performed in 1997.

                      Options Granted in Fiscal Year 1999

  The following table sets forth certain information regarding options to acquire Common Stock granted to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers, whose total cash and cash equivalent compensation exceeded $100,000 with respect to the fiscal year ended December 31, 1999. There were no stock appreciation rights granted in 1999. The assumed rates of growth were selected for illustration purposes only. They are not intended to forecast possible future appreciation, if any, of stock prices.

                                                                                            Potential
                                                                                           Realizable
                                                                                        Value at Assumed
                                                                                         Annual Rates of
                                                                                           Stock Price
                            Number of     Percent of                                    Appreciation for
                           Securities    Total Options                                   Option Term(1)
                           underlying     Granted in   Exercise Price                   -----------------
          Name           Options Granted  Fiscal Year      ($/sh)      Expiration Date   5%($)    10%($)
          ----           --------------- ------------- --------------  ---------------  -------- --------
Evans K. Anderson.......     20,000           0.6          11.50      June 15, 2009     $144,646 $366,561
Christopher Barnes......     12,500           0.4          16.50      December 16, 2009  129,710  328,709

--------
(1) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date based upon the exercise prices of the options, which were granted at the fair market value of the Company's Common Stock on the date of grant. These assumptions are not intended to forecast future appreciation of the Company's stock price. The potential realizable value computation does not take into account federal or state income tax consequences of option exercises or sales of appreciated stock.

Fiscal Year End Option Values

  The following table sets forth certain information regarding unexercised options held by the Company's Chief Executive Officer and each of the four other most highly compensated executive officers, whose total cash and cash equivalent compensation exceeded $100,000 with respect to the fiscal year ended December 31, 1999. There were no options exercised in 1999 by these five executive officers. The calculations of the value of unexercised options are based on the difference between the closing price of the Company's Common Stock of $35.50 per share on the NASDAQ National Market System on December 31, 1999 per share, and the exercise price of each option, multiplied by the number of shares covered by the option.

                             Number of Securities            Value of Unexercised
                            Underlying Unexercised           In-the-Money Options
                         Options at Fiscal Year End(#)       at Fiscal Year End($)
                         --------------------------------  -------------------------
   Name                   Exercisable      Unexercisable   Exercisable Unexercisable
   ----                  ---------------  ---------------  ----------- -------------
William M. Caldwell,
 IV.....................        1,275,441          408,902 $44,036,896  $14,118,078
Evans K. Anderson.......          134,423          322,797   4,536,707   10,643,349
Christopher Barnes......            2,500           17,500      81,075      399,650
Barton R. Groh..........          101,000              --    3,275,430          --

  The Company cannot now determine the number of options to be granted in the future under the Plan, as proposed to be amended, to any or all of its current executive officers or current members of the Board, individually or as a group.

Employment Agreements

  On September 8, 1997, the Company entered into an employment agreement with William M. Caldwell, IV. The agreement, as amended, provides that Mr. Caldwell will be employed as the Company's President. The term of the agreement is for a period of four years commencing on September 8, 1997. The agreement establishes a base salary of $175,000 per annum. This base salary is subject to periodic increases as the Company may determine. If the Company terminates Mr. Caldwell's employment without cause, Mr. Caldwell will be entitled to receive nine months of his then current base salary. The agreement contains non-competition and non-solicitation covenants which prohibit Mr. Caldwell, during the term of his employment and for a period of 24 months thereafter, from engaging in competition with the Company or from soliciting any of the Company's customers. The agreement also prohibits Mr. Caldwell from disclosing confidential or proprietary information of the Company. In connection with his employment agreement, Mr. Caldwell was granted an option to purchase a 14% limited partnership interest in each of CAIS Limited Partnership and Cleartel Communications Limited Partnership for a purchase price of $1.68 million. In connection with the October 1998 reorganization, this option was replaced with options to purchase 1,635,610 shares of the Company's Common Stock at an exercise price of $.9732 per share. As a result of the Company's initial public offering in May 1999, 75% of these options vested on May 18, 1999. The remaining 25% of the options will vest at the end of Mr. Caldwell's fourth employment year.

  On June 3, 1997, the Company entered into an employment agreement with Evans
K. Anderson. The agreement, as amended, provides that Mr. Anderson will be employed as the Company's Executive Vice

President of Sales and Marketing. The term of the agreement is for a period of four years commencing on March 3, 1997. The agreement established an initial base salary of $125,000 per annum, and as of November 1, 1997, a base salary of $150,000 per annum. This base salary is subject to periodic increases as the Company may determine. If the Company terminates Mr. Anderson's employment without cause, Mr. Anderson will be entitled to receive nine months of his then current base salary. The agreement contains non-competition and non-solicitation covenants which prohibit Mr. Anderson, during the term of his employment and for a period of twenty-four months thereafter, from engaging in competition with the Company or from soliciting any of the Company's customers. The agreement also prohibits Mr. Anderson from disclosing confidential or proprietary information of the Company. In connection with his employment agreement, Mr. Anderson was granted an option to purchase a 3% limited partnership interest in each of CAIS Limited Partnership and Cleartel Communications Limited Partnership for a purchase price of $360,000. In connection with the reorganization in October 1998, such option was replaced with options to purchase 301,420 shares of the Company's Common Stock at an exercise price of $1.1942 per share. As a result of the Company's initial public offering in May 1999, one third of the options vested on May 18, 1999. The remaining two-thirds of the options will vest at the end of Mr. Anderson's fourth employment year.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee of the Board of Directors was expanded in February, 2000 from three members to four, and currently consists of Messrs. Levin, Fotheringham, Ammon and Greene. No member of the Compensation Committee was at any time during fiscal 1999 or at any other time an officer or employee of the Company.

  No executive officer of the Company served on the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board or Compensation Committee.

  For a description of transactions between the Company and members of the Compensation Committee or their affiliates, see the "Certain Relationships and Related Transactions" section below.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Organization of the Company

  The Company is a Delaware corporation. CAIS, Inc., a Virginia corporation and the Company's only subsidiary, was formed in May 1996 by certain current Stockholders of the Company to acquire Capital Area, an Internet service provider that was owned by persons unaffiliated with the Company. In October 1998, the Company completed a reorganization in which CAIS, Inc., Cleartel Communications, Inc. and Cleartel Communications Limited Partnership became wholly owned subsidiaries of the Company. The Company issued Common Stock in exchange for the ownership of these entities.

  In February 1999, the Company transferred all of its limited partnership interests in Cleartel Communications Limited Partnership to Cleartel Communications, Inc. and Cleartel Communications Limited Partnership was dissolved. The Company then completed a spin-off of Cleartel Communications, Inc. by distributing all of its shares in Cleartel Communications, Inc. to the Company's Stockholders pro rata based on their percentage ownership of the outstanding shares of the Company. As a result of the spin-off, Cleartel Communications ceased to be a subsidiary of the Company.

  In order to raise capital and meet its financing needs, the Company and CAIS, Inc. have engaged in a number of related party transactions, including entering into:

  . certain loans from Ulysses G. Auger, II, the Company's Chief Executive Officer and Chairman of the Board, and Ulysses G. Auger, Sr., a director of the Company, and the conversion of these loans into shares of Series B preferred stock;

  . the private placement of $1 million of Common Stock to R. Theodore Ammon, a director of the Company;

  . a bridge loan with ING (U.S.) Capital LLC, pursuant to which the Company issued ING (U.S.) Capital LLC warrants to purchase 390,000 shares of the Company's Common Stock; and

  .  a private placement of Series A preferred stock to Chancery Lane.

  A description of these and other related party transactions is set forth below.

  In October 1998, the Company completed a reorganization pursuant to which, among other things:

  . CAIS, Inc. was merged with a newly formed acquisition subsidiary of the Company, with CAIS, Inc. surviving as a wholly owned subsidiary of the Company;

  . Cleartel Communications, Inc. which owns certain telecommunications authorizations and was the general partner of Cleartel Communications Limited Partnership, a long distance telecommunications entity owned substantially by the shareholders of CAIS, Inc., was merged with a second newly formed acquisition subsidiary of the Company, with Cleartel Communications, Inc. surviving as a wholly owned subsidiary of the Company;

  . the former shareholders of CAIS, Inc. and Cleartel Communications, Inc. exchanged their shares in such companies for shares of the Company's Common Stock at a rate of 62,938 shares of the Company's Common Stock for each share of Cleartel Communications, Inc. Common Stock and at a rate of 500 shares of the Company's Common Stock for each share of CAIS, Inc.'s Common Stock;

  . the limited partners of Cleartel Communications Limited Partnership, who were substantially the shareholders of Cleartel Communications, Inc., exchanged their limited partnership interests in Cleartel Communications Limited Partnership at a rate of 5,350 shares of the Company's Common Stock for each 1% limited partnership interest in Cleartel Communications Limited Partnership; and

  . CAIS Internet acquired all of the limited partnership interests in Cleartel Communications Limited Partnership and Cleartel became the sole general partner of Cleartel Communications Limited Partnership with a 1% general partnership interest.

  Prior to the reorganization, all of the Company's outstanding Common Stock was held by Ulysses G. Auger, Sr., who held 4,220,982 shares of Common Stock; Ulysses G. Auger, II, who held 4,306,730 shares of Common Stock; the ten Auger Trusts, each holding 8,577 shares of Common Stock; and R. Theodore Ammon, who held 317,073 shares of Common Stock. In addition, Ulysses G. Auger, Sr., Ulysses G. Auger, II, and the ten Auger Trusts held all of the interests in CAIS, Inc., Cleartel Communications, Inc. and Cleartel Communications Limited Partnership.

  Following the reorganization, in exchange for their interests in CAIS, Inc., Cleartel Communications, Inc. and Cleartel Communications Limited Partnership, Ulysses G. Auger, Sr., Ulysses G. Auger, II, and the ten Auger Trusts were given the following shares of the Company's Common Stock:

  . Ulysses G. Auger, Sr., received 258,101 shares of the Company's Common Stock for his 49% limited partnership interest in Cleartel Limited Partnership, 2,675 shares of the Company's Common Stock for his 42.5 shares of Cleartel Communications, Inc., and 245,000 shares of the Company's Common Stock for his 490 shares of CAIS, Inc;

  . Ulysses G. Auger, II, received 266,147 shares of the Company's Common Stock for his 50% limited partnership interest in Cleartel Communications Limited Partnership, 1,337 shares of the Company's Common Stock for his 21.3 shares of Cleartel Communications, Inc. and 250,000 shares of the Company's Common Stock for his 500 shares of CAIS, Inc; and

  . Each of the ten Auger Trusts received 535 shares of the Company's Common Stock for their .10% limited partnership interest in Cleartel Communications Limited Partnership, 134 shares of the Company's Common Stock for their 2.1 shares of Cleartel Communications, Inc. and 500 shares of the Company's Common Stock for their 50 shares of CAIS, Inc.

  Because Mr. Ammon did not have an ownership interest in CAIS, Inc., Cleartel Communications, Inc. or Cleartel Communications Limited Partnership prior to the reorganization, his holdings did not change as a result of the reorganization.

  As a result of the spin-off of Cleartel Communications, Inc., Ulysses G. Auger, Sr. and Ulysses G. Auger, II received 31,512 and 32,161 shares of the Common Stock of Cleartel Communications, Inc., respectively.

Intercompany Relationships

  Prior to and after the October 1998 reorganization, the Company, Cleartel Communications Limited Partnership, Cleartel Communications, Inc. and CAIS, Inc. were all under common ownership and management. During that time, all of these companies purchased goods, services and facilities from each other.

  As of December 31, 1997, 1998 and 1999, the Company owed Cleartel Communications Limited Partnership approximately $3,735,000, $5,342,000, and $0.00, respectively, for monies advanced from Cleartel Communications Limited Partnership to the Company. As of the date of the spin-off of Cleartel Communications, Inc., the total amount of the loan from Cleartel Communications Limited Partnership was $4,941,000. This balance was reduced by $1,450,000 as a result of the Company's assumption of a note payable by Cleartel Communications Limited Partnership to Ulysses G. Auger, Sr., a director of the Company. For a further discussion of the terms of the transaction, please see "--Loans to and from Executive Officers and Affiliates." The loan balance of Cleartel Communications Limited Partnership was further reduced by an additional $1,500,000 with a portion of the proceeds from the Company's issuance of Series A shares. As a result of these reductions, the total principal amount of the loan from Cleartel Communications Limited Partnership was reduced to $1,991,000 in February 1999. No interest is payable in respect of the loan from Cleartel Communications Limited Partnership.

  Cleartel subleases certain office space from the Company at the Company's headquarters in Washington, D.C., according to a sublease agreement between the Company and Cleartel Communications, Inc. The sublease provides that Cleartel Communications, Inc. is responsible for the percentage of the rent as it relates to the square footage that Cleartel Communications, Inc. utilizes. The standard five percent mark up on goods and services is not applied because Cleartel Communications, Inc. did not share in the build-out credits for the new office space. Cleartel Communications, Inc. may also purchase dedicated Internet connections from CAIS, Inc. The Company believes that these arrangements are at least as favorable to the Company as those which could have been negotiated with an unaffiliated third party.

  CAIS Internet may purchase certain services from Cleartel Communications, Inc. including, but not limited to:

  . the license of certain co-location space at Cleartel Communications, Inc.'s switch site facilities in Washington, D.C.;

  . the purchase of certain long distance telephone and other telecommunications services; and

  . the purchase of certain private branch exchange, telephone and other telecommunications equipment and computer equipment.

Real Property Leases

  On November 21, 1998, the Company entered into a ten-year lease for its corporate headquarters office space in Washington, D.C. commencing February 15, 1999. Ulysses G. Auger, Sr. and Lulu H. Auger hold a 44.8% limited partnership interest in the entity which owns the building. The Company paid total rent of approximately $790,000 under this lease in 1999. The Company believes that the terms of the lease, including the rental rate, are at least as favorable to the Company as those which could have been negotiated with an unaffiliated third party.

Loans to and from Executive Officers and Affiliates

  CAIS, Inc. had a note payable due to Ulysses G. Auger, II, the Company's Chairman and Chief Executive Officer, in the principal amount of $100,000, dated as of March 15, 1996. The note bore interest at a rate of 10% per annum, and was payable as follows: accrued interest due monthly on the 15th day of each month, and the $100,000 in principal due on March 15, 1999.

  CAIS, Inc. had a note payable due to Ulysses G. Auger, II in the principal amount of $250,000, dated as of October 31, 1997. The note bore interest at a rate of 10% per annum, and was payable as follows: accrued interest due monthly on the last day of each month, and the $250,000 in principal due on March 15, 1999.

  CAIS, Inc. had a note payable due to Ulysses G. Auger, Sr., a director of the Company, in the principal amount of $1,000,000, dated as of May 8, 1996. The note bore interest at a rate of 13% per annum, and was payable as follows: monthly installments of $10,000 plus interest commencing on June 8, 1996, and continuing thereafter on the 8th of each month, until May 8, 1999, whereupon the remaining outstanding principal balance and any accrued and unpaid interest are due.

  CAIS Internet had a note payable due to Ulysses G. Auger, Sr. in the principal amount of $500,000, dated as of February 27, 1998. The note bore interest at a rate of 10% per annum, and was payable as follows: accrued interest due monthly on the 27th day of each month, and the $500,000 in principal due on February 27, 1999.

  CAIS Internet had a note payable due to Ulysses G. Auger, Sr. in the amount of $500,000, dated as of July 9, 1998. The note bore interest at a rate of 10% per annum, and was payable as follows: accrued interest due quarterly on the 9th day of each month, and the $500,000 in principal due on July 9, 1999.

  CAIS Internet had a note payable due to Ulysses G. Auger, Sr. in the principal amount of $1,000,000, dated as of January 6, 1999. The note bore interest at a rate of 10% per annum, and was payable as follows: accrued interest due quarterly on the 6th day of each quarter, and the $1,000,000 in principal due on demand upon thirty days advance written notice by the holder of the note to the Company.

  All of the foregoing promissory notes were subordinated to the loans made to these companies by ING (U.S.) Capital LLC, pursuant to the credit agreement the Company entered into with ING (U.S.) Capital LLC.

  Cleartel Communications Limited Partnership had a note payable due to Ulysses G. Auger, Sr. in the principal amount of $2.1 million, dated as of January 2, 1994. The note bore interest at a rate of 1% per annum, plus the prime rate, and was payable as follows: accrued interest in arrears due monthly on the first day of each month, and the principal balance, together with all interest accrued and unpaid, due on August 1, 2001.

  Immediately prior to the spin-off of Cleartel Communications, Inc.:

  . Mr. Auger, Sr. contributed $650,000 of such principal to the capital of Cleartel Communications, Inc. and forgave accrued interest of $434,123;

  . in consideration of indebtedness in the total principal amount of $4,941,000 owed by CAIS, Inc. to Cleartel Communications Limited Partnership, the Company assumed the remaining obligations on this note in the total principal amount of $1,450,000;

  . all of the foregoing remaining indebtedness owed by the Company and CAIS, Inc. to Ulysses G. Auger, Sr., in the total principal amount of $4,083,000, plus accrued interest totaling $89,757, was exchanged for a total of 1,025,247 Series B shares; and

  . all of the foregoing indebtedness owed by CAIS, Inc. to Ulysses G. Auger, II, in the total principal amount of $350,000, plus accrued interest totaling $34,339, was exchanged for a total of 94,432 Series B shares.

  In May 1999, the Company loaned $400,000 in an unsecured, full recourse loan to Gary H. Rabin, Executive Vice President of the Company. The loan bears interest at the rate of 7% per annum, with interest payable quarterly. The principal amount is due three years from the date of the loan. The loan was an inducement for Mr. Rabin's employment and contains no limitations on use.

  In December 1999, the Company loaned $50,000 in an unsecured, full recourse loan to Stephen Roberts, the Company's Senior Vice President for Internet Access. The loan bears interest at the rate of 7% per annum, with interest payable quarterly. The principal amount is due three years from the date of the loan. The loan was an inducement for Mr. Roberts' employment and contains no limitations on use.

Other Transactions

  For the past several years, Richard F. Levin, a director of the Company, has performed legal services on the Company's behalf in his capacity as a partner in the Washington, D.C., law firm of Grossberg, Yochelson, Fox & Beyda. However, at no time were the fees paid by the Company to the law firm in excess of 5% of the law firm's gross revenues. The Company believes that the costs of such services are at least as favorable to the Company as those which could have been negotiated with an unaffiliated third party.

  During 1999, the Company paid $125,000 to Big Flower Holdings, Inc. ("Big Flower") for the use of its corporate jet during the road show for the Company's initial public offering. R. Theodore Ammon, a director of the Company, is Chairman of the Board of Big Flower. The Company believes that the cost was comparable with amounts which would have been paid to an unaffiliated third party.

  On September 29, 1999, the Company purchased 12,766 shares of its Common Stock at a purchase price of $11.75 per share (the fair market value per share of the Common Stock) from Peter Van Horne, a former shareholder of Atcom and current officer of the Company.

Issuances of Securities

  On February 19, 1999, pursuant to a private placement and in exchange for approximately $4.6 million of indebtedness owed by the Company or CAIS, Inc. to Ulysses G. Auger, Sr. and Ulysses G. Auger, II, the Company issued 1,119,679 Series B shares to Ulysses G. Auger, Sr. and Ulysses G. Auger, II.

  On February 19, 1999, pursuant to a private placement, the Company issued:

    2,458,407 Series A shares and warrants to purchase an aggregate of 2.61% of the total outstanding shares of Common Stock upon completion of the Company's initial public offering on a fully diluted basis, at an exercise price of the initial public offering price per share to Chancery Lane, L.P. for the total consideration of $10,000,000; and

    368,761 Series A shares and warrants to purchase an aggregate of .39% of the total outstanding shares of Common Stock upon completion of the Company's initial public offering on a fully diluted basis, at an exercise price of the initial public offering price per share to CAIS-Sandler Partners, L.P. for the total consideration of $1,500,000.

  The Series A shares and the Series B shares were issued pursuant to a private placement exemption under Regulation D of the Securities Act. The Company filed a Form D pertaining to these shares with the Commission on February 25, 1999, and amended the filing on March 9, 1999.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Overview and Philosophy

  The Company's executive compensation program is administered by the Compensation Committee. The Company's overall compensation philosophy is to link its executives' total compensation to the short-term and long-term performance of the Company so as to maximize long-term stockholder value.

  The Company's compensation program for executive officers consists primarily of base salary, annual discretionary bonuses, and long-term incentives in the form of stock options and direct issuances of restricted shares of Common Stock. Executives also participate in various other benefit plans, including medical and retirement plans, that generally are available to all employees of the Company. The Company pays base salaries to executives at levels that enable the Company to attract, motivate, and retain highly qualified executives and key employees, taking into account the possibility of performance-based bonuses. Bonuses are designed to reward individuals for performance based on the Company's financial results as well as the achievement of personal and corporate objectives that contribute to the long-term success of the Company in building stockholder value. Stock option grants are intended to result in minimal or no rewards if the price of the Company's Common Stock does not appreciate, but may provide substantial rewards to executives as the Company's stockholders in general benefit from stock price appreciation.

Base Salary

  The Company considers the experience of the individual, the scope and complexity of the position and the size and growth rate of the Company and the compensation paid by the Company's competitors in setting base salaries for officers and employees. All full-time employees of the Company, including executive officers to the extent they are not already entitled to receive a bonus pursuant to the terms of their respective employment agreements, are eligible to receive bonuses from the Company subject to satisfaction of specified performance criteria. Due to the increasingly competitive nature of the Company's industry segment, compensation amounts paid by the Company's competitors are expected to continue to grow in importance to the Company as it assesses its compensation structure in the future in order to ensure its ability to continue to attract and retain highly qualified executives.

  In determining the base salary and bonus paid to Mr. Ulysses G. Auger, II in 1999, the Compensation Committee, in addition to consideration of Mr. Auger's individual performance, recognized the additional duties and responsibilities incumbent upon him in connection with the successful completion of the Company's initial public offering, and Mr. Auger's role in negotiating, executing and implementing a number of strategic and commercial relationships. The base salary and bonus compensation paid to Mr. Barton R. Groh during 1999 recognized his individual performance, including the additional duties and responsibilities incumbent upon him in connection with the Company's initial public offering, other equity financings, and the Company's subsequent reporting responsibilities. The base salary and bonus compensation paid to Mr. Christopher Barnes during 1999 recognized his individual sales performance on behalf of the Company, and the Company's sales performance. The base salaries and bonuses paid by the Company to Messrs. William M. Caldwell, IV and Evans
K. Anderson are governed by the terms of their respective employment agreements, as described in "Executive Compensation--Employment Agreements" in this Proxy Statement.

Equity Incentive Awards

  The Company strongly believes in granting awards with respect to the Company's Common Stock, in order to tie executive compensation directly to the long-term success of the Company and to increases in stockholder value. Equity incentive awards also will enable executives to develop and maintain a significant ownership position in the Company's Common Stock. The Company may grant awards in the form of incentive stock options, non-qualified stock options, stock appreciation rights and restricted stock grants, and direct issuance of restricted shares of the Company's Common Stock.

  Stock options represent rights to purchase shares of Common Stock in varying amounts pursuant to a vesting schedule (generally forty-eight months) determined by the Compensation Committee at a price per share specified on the date of grant of the option, and which expire at the conclusion of a fixed term (generally 10 years). Stock options may be granted under the Plan, subject to the terms thereof, or may be granted outside of the Plan, subject to terms determined by the Board and/or Compensation Committee.

  Stock appreciation rights may be granted in tandem with options and, upon exercise, entitle the holder to receive cash, Common Stock or a combination thereof (at the discretion of the Compensation Committee) having a value equal to the excess of fair market value per share of the Common Stock on the exercise date multiplied by the number of shares with respect to which the right is exercised over the option exercise price for such number of shares.

  Restricted stock awards consist of a specified number of shares of the Company's Common Stock with an appropriate restrictive legend affixed thereto. Shares of restricted stock may not be sold or otherwise transferred until ownership vests in the recipient, at the time and in the manner specified by the Compensation Committee at the time of the award. Since the stock options, stock appreciation rights and restricted stock awards vest and may grow in value over time, these components of the Company's compensation plan are designed to reward performance over a sustained period and to enhance shareholder value through the achievement of corporate objectives. The Company intends that these awards will strengthen the focus of its directors, officers and employees on managing the Company from the perspective of a person with an equity stake in the Company.

  In selecting recipients and determining the size of grants, the Compensation Committee considers various factors such as the potential of the recipient, the salary of the recipient, and competitive factors affecting the Company's ability to attract and retain employees, prior grants, a comparison of awards made to officers in comparable positions at similar companies, and the Company's performance. During 1999, the Company granted options to purchase 20,000 shares of Common Stock to each of Messrs. Caldwell and Anderson, and options to purchase 12,500 shares of Common Stock to Mr. Barnes. In each case, the exercise price of such options was the fair market value of the Company's Common Stock on the date of grant. See "Executive Compensation -- Options granted in Fiscal 1999" in this Proxy Statement.

Other Benefits

  Executive officers are eligible to participate in benefit programs designed for all full-time employees of the Company. These programs include medical insurance, a qualified retirement program allowed under Section 401(k) of the Internal Revenue Code, and life insurance coverage.

Compliance with Internal Revenue Code Section 162(m)

  As discussed above, Code Section 162(m) generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to each of the Company's chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The Compensation Committee intends to maximize the deductibility of compensation paid to its executive officers and employees under Code Section 162(m) to the extent practicable while maintaining competitive compensation. The Board has amended the Plan, subject to Stockholder approval, and the Company and the Compensation Committee have otherwise taken all action required under Section 162(m) to structure and qualify the performance-based portion of the compensation of the Company's executive officers under Code Section 162(m), so as to be deductible to the Company.

  This report has been furnished by the members of the Compensation Committee of the Board of Directors of CAIS Internet, Inc.

  Richard F. Levin
  Vernon L. Fotheringham
  R. Theodore Ammon
  James H. Greene, Jr.

                        COMPARISON OF STOCKHOLDER RETURN

  The graph depicted below reflects a comparison of the cumulative total return (change in stock price plus reinvestment dividends) of the Company's Common Stock with the cumulative total returns of the NASDAQ National Market System Index and an index of the Company's peer issuers in the broadband internet services industry as listed below. The graph covers the period from May 20, 1999, the date of the Company's initial public offering, through the last trading day of fiscal 1999.

   The graph depicts cumulative returns calculated on an annual basis assuming an investment of $100 (and the reinvestment of all dividends) in each of the Company's Common Stock, the NASDAQ National Market System Index and a peer group index comprising Covad Communications, Northpoint Communications, Rhythms NetConnections, Teligent, Inc., At Home Corporation, High Speed Access Corporation, Allied Rise Communications, Cypress Communications and Net2Phone, Inc. No cash dividends have been declared on the Company's Common Stock.

 COMPARISON OF CUMULATIVE TOTAL RETURN AMONG CAIS INTERNET, INC., NASDAQ INDEX
                              AND PEER GROUP INDEX


                    [PERFORMANCE CHART APPEARS HERE]

                              5/20/99    6/30/99    9/30/99    12/31/99
                              -------    -------    -------    --------
CAIS Internet                 100.00      83.06      54.52      160.45
Nasdaq Stock Market           100.00     105.61     107.90      161.30
Self-Determined Peer Group    100.00      84.51      61.12       67.24



--------
(1) The performance graph and all of the material in the Compensation Committee Report is not deemed filed with the SEC, and is not incorporated by reference to any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in any such filing.
(2) Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

       COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.

  Based solely on the Company's review of such forms and amendments thereto furnished to the Company and written representations from certain reporting persons, the Company believes that all executive officers, directors and greater than 10% Stockholders complied with all filing requirements applicable to them with respect to transactions during fiscal 1999.

                             STOCKHOLDER PROPOSALS

  A proper proposal submitted by a stockholder in accordance with applicable rules and regulations for presentation at the Company's next annual meeting received at the Company's principal executive office by April 20, 2001 will be included in the Company's proxy statement and form of proxy for that meeting.

                                 OTHER MATTERS

  The Board is not aware of any matter to be presented for action at the Meeting other than the matters set forth herein. Should any other matter requiring a vote of Stockholders arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote the same in accordance with their best judgment in the interest of the Company.

                                 ANNUAL REPORT

  The Company filed an Annual Report on Form 10-K with the SEC on March 21, 2000, and an amendment thereto on April 28, 2000. A copy of the Company's Annual Report to Shareholders and this Proxy Statement will be sent to all Stockholders entitled to notice of the Meeting on or about May 19, 2000. Stockholders may obtain an additional copy of the Annual Report to Shareholders, without charge, by writing to Barton Groh, Vice President, Chief Financial Officer, and Treasurer, at the Company's executive offices at 1255 22nd Street, N.W., Washington, D.C. 20037.

  Dated: May 19, 2000

                 THE BOARD OF DIRECTORS OF CAIS INTERNET, INC.

                                                                     APPENDIX A

                              CAIS INTERNET, INC.

                             AMENDED AND RESTATED
                          1998 EQUITY INCENTIVE PLAN

1. Purpose

  The purpose of the CAIS INTERNET, INC. Amended and Restated 1998 Equity Incentive Plan (this "Plan") is to attract and retain key employees and consultants of CAIS INTERNET, INC., a Delaware corporation (the "Company") and its Affiliates, to provide an incentive for them to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company by granting Awards with respect to the Company's Common Stock. Certain capitalized terms used herein are defined in Section 9 below.

2. Administration

  This Plan shall be administered by the Committee. The Committee shall select the Participants to receive Awards and shall determine the terms and conditions of the Awards. The Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of this Plan as it shall from time to time consider advisable, and to interpret the provisions of this Plan. The Committee's decisions shall be final and binding. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to make Awards to Participants who are not Reporting Persons or Covered Employees and all determinations under this Plan with respect thereto, provided that the Committee shall fix the maximum amount of such Awards for all such Participants and a maximum for any one Participant.

3. Eligibility

  All employees and consultants of the Company or any Affiliate of the Company, except for consultants residing in any state in which an exemption from registration under such state's securities laws would not be available for this Plan, capable of contributing significantly to the successful performance of the Company, other than a person who has irrevocably elected not to be eligible, are eligible to be Participants in this Plan. Incentive Stock Options may be granted only to persons eligible to receive such Options under the Code.

4. Stock Available for Awards

  (a) Amount. Subject to adjustment under Subsection (b), Awards may be made under this Plan for up to an aggregate total of 5,000,000 shares of Common Stock. If any Award expires or is terminated unexercised or is forfeited or settled in a manner that results in fewer shares outstanding than were awarded, the shares subject to such Award, to the extent of such expiration, termination, forfeiture or decrease, shall again be available for award under this Plan, subject to the limitation set forth in Section 8(k) hereof. Common Stock issued through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Awards under this Plan. Shares issued under this Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

  (b) Adjustment. In the event that the Committee in its sole discretion determines that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits intended to be provided by this Plan, then the Committee (subject in the case of Incentive Stock Options to any limitation required under the Code) may equitably adjust any or all of (i) the number and kind of shares in respect of which Awards may be made under this Plan, (ii) the number and kind of shares subject to outstanding Awards and (iii) the exercise price with respect to any of the foregoing, provided that the number of shares subject to any Award shall always be a whole number, and if considered appropriate, the Committee may make provision for a cash payment with respect to an outstanding Award. The issuance of shares of the Company's Common Stock or options, warrants, or debt instruments (convertible or otherwise), not in connection with a recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares (e.g., to raise additional capital) shall not be an event for which an adjustment under this
Section 4(b) shall apply.

  (c) Restricted Stock. All shares of Common Stock issued upon the exercise of any options issued under this Plan shall be subject to the restrictions set forth in Section 7 below.

5. Stock Options

  (a) Grant of Options. Subject to the provisions of this Plan, the Committee may grant options ("Options") to purchase shares of Common Stock (i) complying with the requirements of Section 422 of the Code or any successor provision and any regulations thereunder ("Incentive Stock Options") and (ii) not intended to comply with such requirements ("Nonstatutory Stock Options"). Options granted under this Plan shall be evidenced by stock option agreements authorized by the Board and executed by a duly authorized officer of the Company. Such stock option agreements shall provide that options shall be exercisable at such times and subject to such terms and conditions as the Board may specify in such agreements and the Board may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable; subject to the following limitations and requirements:

    (1) Option Price. The option price per common share shall be not less than 100% of the Fair Market Value of the common shares on the date of grant of such option; provided, however, that the option price of any Options granted to any person that owns more than 10% of the outstanding Common Stock shall not be less than 110% of such Fair Market Value.

    (2) Period Within Which Option May Be Exercised. Each Option granted under this Plan shall terminate (become non-exercisable) after the expiration of ten years from the date of grant of such Option; provided, however, the Incentive Stock Options granted to any person who owns, at the time of grant, more than 10% of the outstanding Common Stock, shall terminate after the expiration of five years from the date of grant of such Option. Regardless of the immediately preceding sentence, the Board shall have the discretion to set a shorter termination period.

  (b) Termination of Employment, Etc. The Board may, in its sole discretion, impose more restrictive conditions on the exercise of an Option granted under this Plan, including, without limitation, providing for no exercise of any Option after termination of a Participant's status as an employee, director or consultant of (i) the Company, (ii) Cleartel Communications, Inc. and/or Cleartel Communications Limited Partnership (collectively, "Cleartel"), (iii) an Affiliate of either the Company or Cleartel, or (iv) a corporation (or parent or subsidiary corporation of such corporation) issuing or assuming an Option in a transaction to which Section 424(a) of the Code applies; provided, however, that any and all such conditions shall be specified in the stock option agreement limiting and defining such Option. The Board may provide that the Company offer to repurchase some or all unexercised and vested Options, or Common Stock issued upon the exercise of such Options, upon such terms and conditions as are set forth in the applicable stock option agreement. Whether time spent on leave of absence granted by the Company, Cleartel or any Affiliate of either of them shall constitute continued employment for purposes of this Plan, shall be determined by the Board in its sole discretion.

  (c) More Than One Option Granted to a Participant. More than one Option, and more than one form of Option, may be granted to a Participant under this Plan, subject to the limitations of this Section 5 and Section 8 hereof.

  (d) Partial Exercise. Unless otherwise provided in the stock option agreement, any exercise of an Option granted under this Plan may be made in whole or in part.

  (e) Limitation on Amount of Incentive Stock Options. To the extent that the aggregate Fair Market Value of Common Stock with respect to which Incentive Stock Options (determined without regard to this subsection) become exercisable by a Participant for the first time during any calendar year (including for purposes of such calculations all Incentive Stock Options granted pursuant to all stock plans of the Company and its Subsidiaries) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this subsection, the Fair Market Value of Common Stock shall be determined at the time the Option is granted.

  (f) Payment. No shares shall be delivered pursuant to any exercise of an Option until payment in full of the exercise price therefor is received by the Company. Such payment may be made in whole or in part in cash or, to the extent permitted by the Board at or after the grant of the Option, by delivery of a fully-recourse note or other commitment satisfactory to the Board or shares of Common Stock owned by the optionee, including Restricted Stock, or by retaining shares otherwise issuable pursuant to the Option, in each case valued at their Fair Market Value on the date of delivery or retention, or such other lawful consideration, including a payment commitment of a financial or brokerage institution, as the Board may determine.

6. Stock Appreciation Rights

  (a) Grant of SARs. Subject to the provisions of this Plan, the Committee may grant rights to receive any excess in value of shares of Common Stock over the exercise price ("Stock Appreciation Rights" or "SARs") in tandem with an Option (at or after the award of the Option). SARs shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem SARs are exercised. The Committee shall determine at the time of grant or thereafter whether SARs are settled in cash, Common Stock or other securities of the Company, Awards or other property, and may define the manner of determining the excess in value of the shares of Common Stock.

  (b) SAR Agreement. SARs shall be evidenced by written agreements in such form as the Board may from time to time determine, which agreements may be in the form of an appropriate provision in any related stock option agreement.

  (c) Exercise. A Participant who has been granted SARs may, form time to time, in lieu of the exercise of an equal number of options, elect to exercise one or more SARs and thereby become entitled to receive from the Company payment in the form previously determined by the Committee. SARs shall be exercisable only to the same extent and subject to the same conditions as the options related thereto are exercisable, as provided in this Plan. The Committee may, in its discretion, prescribe additional conditions to the exercise of any SARs.

  (d) Amount of Payment. The amount of payment to which a Participant shall be entitled upon the exercise of each SAR shall be equal to 100% of the amount, if any, by which the Fair Market Value of a share of Common Stock on the exercise date exceeds the Fair Market Value of a share of Common Stock on the date the Option related to the SAR was granted or became effective, as the case may be.

7. Restricted Stock

  (a) Grant of Restricted Stock. Subject to the provisions of this Plan, the Committee may grant shares, or Options for shares, of Common Stock subject to forfeiture ("Restricted Stock") and determine the duration of the period (the "Restricted Period") during which, and the conditions under which, the shares may be forfeited to the Company and the other terms and conditions of such Awards. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the Restricted Period. Shares of Restricted Stock may be issued for no cash consideration, such minimum consideration as may be required by applicable law or such other consideration as the Committee may determine.

  (b) Certificates. Shares of Restricted Stock shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant or if the Participant has died, to the Participant's Designated Beneficiary.

8. General Provisions Applicable to Awards

  (a) Documentation. Each Award under this Plan shall be evidenced by a writing delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of this Plan as the Committee considers necessary or advisable to achieve the purposes of this Plan or to comply with applicable tax and regulatory laws and accounting principles.

  (b) Committee Discretion. Each type of Award may be made alone, in addition to or in relation to any other Award. The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly. Except as otherwise provided by this Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of grant or at any time thereafter.

  (c) Dividends and Cash Awards. In the discretion of the Committee, any Award under this Plan may provide the Participant with (i) dividends or dividend equivalents payable (in cash or in the form of Awards under this Plan) currently or deferred with or without interest and (ii) cash payments in lieu of or in addition to an Award.

  (d) Termination of Employment. The Committee shall determine the effect on an Award of the disability, death, retirement or other termination of employment of a Participant and the extent to which, and the period during which, the Participant's legal representative, guardian or Designated Beneficiary may receive payment of an Award or exercise rights thereunder.

  (e) Change in Control. In order to preserve a Participant's rights under an Award in the event of a change in control of the Company (as defined by the Committee), the Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or payment of the Award, (ii) provide for payment to the Participant of cash or other property with a Fair Market Value equal to the amount that would have been received upon the exercise or payment of the Award had the Award been exercised or paid upon the change in control, (iii) adjust the terms of the Award in a manner determined by the Committee to reflect the change in control, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity or (v) make such other provision as the Committee may consider equitable to Participants and in the best interests of the Company.

  (f) Transferability. In the discretion of the Committee, any Award may be made transferable upon such terms and conditions and to such extent as the Committee determines, provided that Incentive Stock Options may be transferable only to the extent permitted by the Code. The Committee may in its discretion waive any restriction on transferability.

  (g) Loans. The Committee may authorize the making of loans or cash payments to Participants in connection with the grant or exercise of any Award under this Plan, which loans may be secured by any security, including Common Stock, underlying or related to such Award (provided that the loan shall not exceed the Fair Market Value of the security subject to such Award), and which may be forgiven upon such terms and conditions as the Committee may establish at the time of such loan or at any time thereafter.

  (h) Withholding Taxes. The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under this Plan no later than the date of the event creating the tax liability. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant. In the Committee's discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery.

  (i) Foreign Nationals. Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in this Plan as the Committee considers necessary or advisable to achieve the purposes of this Plan or to comply with applicable laws.

  (j) Amendment of Award. The Committee may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

  (k) Compliance with Section 162(m) of the Code. No one person participating in the Plan may receive stock options, separately exercisable SAR's and direct stock issuances for more than 300,000 shares of Common Stock in the aggregate per calendar year. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation with respect to a person participating in the Plan, if any stock option, separately exercisable SAR or direct stock issuance is canceled, the canceled stock option, SAR or direct stock issuance shall continue to count against the maximum number of shares with respect to which stock options, SAR's and direct stock issuances may be granted to such person. For this purpose, the repricing of an option (or in the case of a SAR's, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing option or SAR and the grant of a new option or SAR.

9. Certain Definitions

  (a) "Affiliate" means, with respect to any person, any business entity in which such person owns directly or indirectly 50% or more of the total voting power or has a significant financial interest as determined by the Committee.

  (b) "Award" means any Option, Stock Appreciation Right or Restricted Stock granted under this Plan.

  (c) "Board" means the Board of Directors of the Company.

  (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor law.

  (e) "Committee" means any committee of not less than two directors of the company who shall be appointed by the pleasure of the Board, none of whom shall (i) be eligible to participate in this plan while a member of the Committee nor (ii) have been eligible to participate in this Plan for a period of one year prior to appointment. The Board may appoint an existing committee to act as the "Stock Option Committee," provided that its members satisfy the eligibility provisions of this subsection 9(e). The Committee shall be governed by the provisions in the Company's Bylaws regarding the activities of the committees and shall be required to report to the Board, if the committee is authorized to grant Awards to a Reporting Person or a Covered Employee, each member shall be a "none-employee director" within the meaning of applicable Rule 16b-3 under the Exchange Act or an "outside director" within the meaning of Section 162(m) of the Code, respectively.

  (f) "Common Stock" or "Stock" means the Common Stock, $0.01 par value, of the Company.

  (g) "Company" means CAIS INTERNET, INC., a Delaware corporation.

  (h) "Covered Employee" means a "covered employee" within the meaning of
Section 162(m) of the Code.

  (i) "Designated Beneficiary" means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant's death. In the absence of an effective designation by a Participant, "Designated Beneficiary" means the Participant's estate.

  (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor law.

  (k) "Fair Market Value" means, with respect to Common Stock or any other property, the fair market value of such property as determined by the Committee in good faith or in the manner established by the Committee from time to time.

  (l) "Participant" means a person selected by the Committee to receive an Award under this Plan.

  (m) "Reporting Person" means a person subject to Section 16 of the Exchange
Act.

10. Miscellaneous

  (a) No Right to Employment. No person shall have any claim or right to be granted an Award. Neither this Plan nor any Award hereunder shall be deemed to give any employee the right to continued employment or to limit the right of the Company to discharge any employee at any time.

  (b) No Rights as Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under this Plan until he or she becomes the holder thereof. A Participant to whom Common Stock is awarded shall be considered the holder of the Stock at the time of the Award except as otherwise provided in the applicable Award.

  (c) Effective Date. Subject to the approval of the stockholders of the Company, this Plan, as amended and restated hereby, shall be effective as of February 12, 1999.

  (d) Amendment of Plan. The Board may amend, suspend or terminate this Plan or any portion thereof at any time, subject to such stockholder approval as the Board determines to be necessary or advisable to comply with any tax or regulatory requirement.

  (e) Governing Law. The provisions of this Plan shall be governed by and interpreted in accordance with the laws of the State of Delaware.

Proxy                                                                      Proxy
                              CAIS INTERNET, INC.

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL
                            MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 19, 2000

  The undersigned Stockholder of CAIS Internet, Inc., a Delaware corporation (the "Company"), hereby appoints Ulysses G. Auger, II and William M. Caldwell, IV, or either of them, with full power of substitution (the "proxies"), as proxy or proxies of the undersigned, to represent the undersigned, and to exercise all the powers that the undersigned would have if personally present to act and to vote all of the shares of the Company that the undersigned is entitled to vote, at the Annual Meeting of Stockholders of the Company called to be held on June 19, 2000, at 9:00 a.m., local time, at the Washington Marriott Hotel, 1221 22nd Street, N.W., Washington, D.C., and at any adjournments or postponements thereof (the "Meeting") as follows:

  1. To elect each of the following nominees as directors to serve the terms indicated below, or until their respective successors are duly elected and qualified.

                          CLASS II DIRECTORS--      CLASS III DIRECTORS--
CLASS I DIRECTORS--       Terms Expiring in 2002    Terms Expiring in 2003
Terms Expiring in 2001     Ulysses G. Auger, Sr.     Ulysses G. Auger, II
 Richard F. Levin          R. Theodore Ammon         William M. Caldwell, IV
 Vernon L. Fotheringham    James H. Greene, Jr.      Alexander Navab, Jr.

  (Please select one option below)


  For all nominees [_]      Against all nominees [_]      Against one or more
                                  nominees [_]

  (Please strike name(s) from list above)

  2. To approve amendments to the Company's Amended and Restated 1998 Equity Incentive Plan ("the Plan") which (i) increase to 5,000,000 the number of shares reserved for issuance under the Plan, subject to adjustments reflecting changes in the Company's capitalization, and (ii) limit to 300,000 per person per year the number of shares of common stock for which grants may be awarded under the Plan, and to ratify and approve the Plan as so amended.

                   For [_]      Against [_]      Abstain [_]

  (Please select one option)

  3. To ratify the selection of Arthur Andersen LLP as independent public accountants of the Company for the fiscal year ending December 31, 2000.

                   For [_]      Against [_]      Abstain [_]

  (Please select one option)

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, and 3

  The shares represented by this proxy card when properly executed will be voted as specified. If no specification is made, the shares will be voted (1) FOR Items 1, 2 and 3 and (2) for or against any other matters that may properly come before the Meeting at the discretion of the proxy holders. All proxies previously given are hereby revoked. Receipt of the accompanying Proxy Statement is hereby acknowledged.

                                         Date: ________________________________
                                         ______________________________________
                                         Signature
                                         ______________________________________
                                         Additional signatures (if shares are
                                         held jointly)

                                         INSTRUCTIONS: Please sign exactly as
                                         your name appears on the label above
                                         and return this proxy card promptly
                                         in the accompanying envelope. When
                                         shares are held by joint tenants,
                                         both should sign. When shares are
                                         held in the name of a corporation,
                                         partnership, limited liability
                                         company or other entity, please sign
                                         the full entity name by an authorized
                                         officer, partner, manager, member or
                                         other authorized person. When signing
                                         as attorney, executor, administrator,
                                         trustee, guardian or in any other
                                         representative capacity, please give
                                         your full title as such.

      PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING
             THE ENCLOSED SELF-ADDRESSED ENVELOPE, WHICH REQUIRES
                  NO POSTAGE IF MAILED IN THE UNITED STATES.